UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         -------------------------------

                                    FORM 8-K

                         -------------------------------

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


     October 28, 1999                               0-27556
-------------------------                   ------------------------
(Date of earliest report)                   (Commission File Number)


                           NETWORK EVENT THEATER, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                  3864111
(State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)            Identification Number)



                   529 Fifth Avenue, New York, New York 10017
               (Address of Principal Executive Offices) (Zip Code)



                                 (212) 622-7300
              (Registrant's telephone number, including area code)


                                 Not Applicable
                   (Former name or former address, if changed
                              since last report.)




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Item 2.   Acquisition or Disposition of Assets.

     On October 15, 1999, Network Event Theater, Inc. (the "Registrant") acquired Invino Corporation ("Invino") pursuant to an agreement and plan of merger dated October 15, 1999 among the Registrant, Invino, New Invino, Inc., a wholly-owned subsidiary of the Registrant ("New Invino"), and all the stockholders of Invino (the "stockholders"). Invino is the developer of an instant messaging application for the college market, which features the ability to drag and drop text, audio, video and other types of files into instant messages, and to conduct instant messaging with groups of people simultaneously. The acquisition was accomplished by the merger (the "Merger") of New Invino into Invino. The purchase price for Invino was payable in shares of the Registrant's common stock deemed to have a value of $9 million, comprised of 167,358 shares issued at the closing and the balance to be issued in quarterly installments over three years.

     Simultaneously with the Merger, the Registrant's affiliate, CommonPlaces, LLC, entered into three-year employment agreements with Invino's senior executives -- Malay Kundu, Jason Hunter and William B. Tyler, Jr.

Item 7.   Financial Statements, Proforma Financial Information and Exhibits.

     (a)-(b) Financial Statements, Proforma Financial Information.

     The financial statements and proforma financial information required by this item are not included herewith; they are expected to be filed by amendment as soon as practicable.

     (c) Exhibits

         (1) Agreement and Plan of Merger dated October 15, 1999 among Registrant, New Invino, Inc., Invino Corporation and the stockholders of Invino.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        NETWORK EVENT THEATER, INC.

                                               /s/ Harlan D. Peltz
                                        By: ------------------------------
                                               Harlan D. Peltz
                                               Chief Executive Officer and
                                               Chairman of the Board

Dated October 28, 1999